Exhibit 99.1

Covanta Stockholders Approve Proposed EQT Infrastructure Acquisition

MORRISTOWN, N.J. – October 12, 2021 – Covanta Holding Corporation (“Covanta”) (NYSE: CVA), a world leader in sustainable waste and energy solutions, announced that at a special meeting of its stockholders held today, its stockholders voted to approve the previously announced acquisition of Covanta by EQT Infrastructure (“EQT”) for $20.25 per share in cash, pursuant to the Agreement and Plan of Merger dated July 14, 2021 (the “Merger Agreement”).

A total of 92,719,309 shares of the Company’s common stock were voted in favor of the proposal to adopt the Merger Agreement, representing approximately 69.7% of the Company’s issued and outstanding shares of common stock and approximately 97.5% of the shares voted at the special meeting. The final voting results will be filed with the Securities and Exchange Commission in a Current Report on Form 8-K.

“We are pleased that Covanta stockholders have overwhelmingly voted in favor of our pending acquisition by EQT,” said Michael W. Ranger, president and chief executive officer at Covanta. “For more than 30 years, Covanta has delivered excellence in sustainable waste management, incorporating a diverse asset base with a talented workforce that has set us apart as a leader in the industry. However, there is much more we can achieve. Through a collaborative partnership with EQT, we will grow and innovate our operations for the benefit of all our stakeholders as well as explore new avenues that were previously not available to us. The next phase of Covanta is bright with a like-minded partner in EQT as we both seek to build a safer, cleaner and sustainable future for all.”

The acquisition is expected to be completed during the fourth quarter of calendar year 2021, subject to satisfaction of the remaining closing conditions, including the receipt of certain regulatory approvals.

About Covanta

Covanta is a world leader in providing sustainable waste and energy solutions. Annually, Covanta’s modern Waste-to-Energy (“WtE”) facilities safely convert approximately 21 million tons of waste from municipalities and businesses into clean, renewable electricity to power one million homes and recycle 600,000 tons of metal. Through a vast network of treatment and recycling facilities, Covanta also provides comprehensive industrial material management services to companies seeking solutions to some of today’s most complex environmental challenges. For more information, visit www.covanta.com.

About EQT

EQT is a purpose-driven global investment organization with more than EUR 71 billion in assets under management across 27 active funds. EQT funds have portfolio companies in Europe, Asia-Pacific and the Americas with total sales of approximately EUR 29 billion and more than 175,000 employees. EQT works with portfolio companies to achieve sustainable growth, operational excellence and market leadership.

More info: www.eqtgroup.com

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Investor Contact

Dan Mannes

1.862.345.5456

IR@covanta.com

Media Contact

Nicolle Robles, Covanta

1.862.345.5245

NRobles@covanta.com

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Forward-looking statements are those that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future. They are based on management’s assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments and other relevant factors. They are not guarantees of future performance or actual results. Developments and business decisions may differ from those envisaged by our forward-looking statements. Forward-looking statements, including, without limitation, statements with respect to the consummation of the proposed merger, involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company, its subsidiaries and joint ventures or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, in particular, the proposed merger depends on the satisfaction of the closing conditions to the proposed merger, and there can be no assurance as to whether or when the proposed merger will be consummated. For additional information see the Cautionary Note Regarding Forward-Looking Statements in the Company’s 2020 Annual Report on Form 10-K as well as Risk Factors in the Company’s most recent Quarterly Report on Form 10-Q for the period ended June 30, 2021.